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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                        OF INVERESK RESEARCH GROUP, INC.

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
                                                    JURISDICTION OF
    NAME                                         INCORPORATION/FORMATION
    ----                                         -----------------------
ClinTrials Acquisition Corp Inc.                     Delaware
ClinTrials BioResearch Ltd.                          Quebec
Healthmark Limited                                   Scotland
Inveresk Clinical Research Limited                   Scotland
Inveresk Research Australia Pty Limited              Australia
Inveresk Research (Canada) Inc.                      Canada
Inveresk Research Czech Republic sro                 Czech Republic
Inveresk Research Deutschland GmbH                   Germany
Inveresk Research Group Limited                      Scotland
Inveresk Research Holdings Limited                   England & Wales
Inveresk Research Inc.                               Delaware
Inveresk Research International Limited              Scotland
Inveresk Research Israel Limited                     Israel
Inveresk Research Kentucky Inc.                      Tennessee
Inveresk Research Limited                            England & Wales
Inveresk Research (North America) Inc.               Delaware
Inveresk Research North Carolina Inc.                North Carolina
Inveresk Research SARL                               France
Inveresk Research SL                                 Spain
Inveresk Research Sp z.o.o.                          Poland
Inveresk Research SRL                                Italy
2645-2151 Quebec Inc.                                Quebec
Bio-Research Laboratories Ltd.                       Canada
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